Exhibit 99.1

Accendra Health Announces Early Results of Offers and Consent Solicitations

RICHMOND, VA – June 10, 2026 – Accendra Health, Inc. (NYSE: ACH) (the “Company”) today announced the early results of the previously announced offers to exchange (the “Exchange Offers”) any and all of the Company’s outstanding 4.500% Senior Notes due 2029 (the “2029 Notes”) and 6.625% Senior Notes due 2030 (the “2030 Notes” and, together with the 2029 Notes, the “Existing Notes”). Eligible Holders of 2029 Notes that participate in the New Money Notes Issuance (as defined below) will be able to exchange such 2029 Notes for newly issued 9.000% Senior Secured First Lien Notes due 2032 (the “First Lien Notes”) and newly issued 9.750% Senior Secured Second Lien Notes due 2033 (the “Second Lien Notes” and, together with the First Lien Notes, the “New Notes”). Eligible Holders of 2029 Notes that do not participate in the New Money Notes Issuance and Eligible Holders of 2030 Notes will be able to exchange such notes for Second Lien Notes.

As of 5:00 P.M., New York City time, on June 9, 2026 (the “Early Exchange Time”), the Company received from Eligible Holders valid and unwithdrawn tenders and related Consents (as defined below), as reported by Epiq Corporate Restructuring, LLC (the “Exchange Agent” and “Information Agent”), representing approximately $478.3 million and $547.9 million in aggregate principal amount of 2029 Notes and 2030 Notes, respectively, or approximately 99.9% and 99.2% of the aggregate principal amount of 2029 Notes and 2030 Notes outstanding, respectively.

In addition, as of the Early Exchange Time, the Company received the requisite consents (the “Consents”) in its concurrent consent solicitations (the “Consent Solicitations”) from Eligible Holders of the Existing Notes to adopt certain proposed amendments to the indentures governing each series of the Existing Notes (the “Existing Notes Indentures”) to eliminate substantially all of the affirmative and negative covenants, eliminate certain events of default, modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions contained in each of the Existing Notes Indentures, including provisions related to defeasance (collectively, the “Proposed Amendments”). The Company has entered into supplemental indentures with the trustees for the Existing Notes and the guarantors party thereto to give effect to the Proposed Amendments, which will become operative as of the Early Settlement Date.

In connection with the Exchange Offer for the 2029 Notes, the Company also offered $326.25 million in aggregate principal amount of newly issued First Lien Notes for cash (the “New Money Notes Issuance” and, together with the Exchange Offers, collectively, the “Offers”). The New Notes will be issued by the Company and guaranteed on a senior secured basis by the Company’s existing and future wholly owned domestic subsidiaries (including each subsidiary guarantor of the Existing Notes). To be eligible to receive the New Money Participant Early Exchange Consideration, each Eligible Holder of 2029 Notes (other than the Backstop Parties (as defined below)) was required to tender all of its 2029 Notes at or prior to the Early Exchange Time and must deliver in cash their pro rata cash portion of $65.25 million in aggregate principal amount of First Lien Notes to the Exchange Agent by 5:00 P.M., New York City time, on June 10, 2026, unless extended (such time and date as it may be extended, the “Funding Date”).

As previously announced, pursuant to a Commitment and Consent Letter (the “Commitment Agreement”), dated as of May 11, 2026, by and among the Company, certain holders of Existing Notes and certain of the Company’s existing lenders (collectively, the “Commitment Parties”), the Backstop Parties have agreed to purchase (i) their agreed percentage of an aggregate principal amount of $261.0 million of the New Money First Lien Notes, at a price equal to par, and (ii) up to an additional $65.25 million of First Lien Notes, at a price equal to par, to the extent such amount is not purchased in the New Money Notes Issuance by Eligible Holders of the 2029 Notes who are not Backstop Parties, subject to the consummation of the Offers and Consent Solicitations and the satisfaction of certain other conditions.

Eligible Holders of 2029 Notes electing to participate in the Exchange Offer for 2029 Notes will receive different Exchange Consideration depending on their participant category: (a) Eligible Holders of 2029 Notes who elected to purchase their pro rata cash portion of New Money First Lien Notes by the Funding Date are referred to herein as “New Money Participants,” (b) Eligible Holders of 2029 Notes who are Backstop Parties under the Commitment Agreement and tender their committed 2029 Notes are referred to herein as “Backstop Participants” and (c) Eligible Holders of 2029 Notes who are neither New Money Participants nor Backstop Participants are referred to herein as “Other Eligible Participants.” All Eligible Holders of 2030 Notes will receive the same Exchange Consideration regardless of participant category.

As of the Early Exchange Time, approximately $124.0 million in aggregate principal amount of 2029 Notes were tendered by New Money Participants (subject to payment of the New Money Notes Purchase Price by the Funding Date, as applicable), approximately $332.0 million in aggregate principal amount of 2029 Notes were tendered by Backstop Participants and approximately $22.3 million in aggregate principal amount of 2029 Notes were tendered by Other Eligible Participants.

Each participating Eligible Holder must tender all of the Existing Notes it holds through The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”). The Company’s obligation to accept for exchange Existing Notes validly tendered (and not validly withdrawn) and to complete the New Money Notes Issuance pursuant to the Offers and related Consent Solicitations is subject to the satisfaction or, if permitted, waiver of, certain conditions set forth in the confidential offering memorandum and consent solicitation statement, dated May 22, 2026 (the “Offering Memorandum”). Capitalized terms used herein, but not otherwise defined, have the meanings ascribed to such terms in the Offering Memorandum.

As of 5:00 P.M., New York City time, on June 9, 2026, the right to withdraw tenders of Existing Notes and related Consents expired. Accordingly, Existing Notes tendered for exchange at or before such time may not be validly withdrawn and Consents may no longer be revoked, unless required by applicable law or the Company determines in the future in its sole discretion to permit withdrawal and revocation rights.

The Company further announced an amendment to the Offers, whereby the expected Early Settlement Date with respect to all Existing Notes tendered at or prior to the Early Exchange Time is expected to be June 15, 2026. Additionally, the Expiration Time has been extended to 5:00 P.M., New York City time, on June 23, 2026 and the Late Settlement Date is expected to be June 25, 2026.

The New Notes and the offering thereof have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws. The Offers and Consent Solicitations are only being made, and the New Notes are only being offered and issued, to holders of Existing Notes that are (a) reasonably believed to be qualified institutional buyers in reliance on Rule 144A promulgated under the Securities Act or (b) non-U.S. persons, in transactions outside the United States, in reliance on Regulation S under the Securities Act (such holders, the “Eligible Holders”). Only Eligible Holders are authorized to receive or review the Offering Memorandum and to participate in the Offers. Copies of all the documents relating to the Offers and Consent Solicitations may be obtained from the Exchange Agent and Information Agent, subject to confirmation of eligibility through online procedures established by the Exchange Agent and Information Agent, by completing the Eligibility Letter at https://epiqworkflow.com/cases/AccendraEligibility or via email submission of the Eligibility Letter to Registration@epiqglobal.com, with a reference to “ACCENDRA” in the subject line. There will be no letter of transmittal for the Exchange Offers.

The Offers are being made solely by the Offering Memorandum. Eligible Holders of the Existing Notes are urged to carefully read all of the information in, or incorporated by reference into, the Offering Memorandum, including the information presented under “Risk Factors” and “Forward-Looking Statements” before making any decision with respect to the Offers or the Consent Solicitations. None of the Company, its subsidiaries, the Exchange Agent, the Information Agent, the trustees under the Existing Notes Indentures and the indentures that will govern the New Notes, the collateral agents under the indentures that will govern the New Notes or any of their respective affiliates, makes any recommendation as to whether holders of Existing Notes should participate in the Offers or Consent Solicitations. Each Eligible Holder must make its own decision as to whether to participate in the Offers and whether to tender its Existing Notes and to deliver Consents.

Epiq Corporate Restructuring, LLC has been appointed as the Exchange Agent and the Information Agent for the Offers and Consent Solicitations. Questions concerning the Offers and the Consent Solicitations may be directed to the Exchange Agent and Information Agent, in accordance with the contact details shown on the back cover of the Offering Memorandum.

Ducera Securities LLC has been engaged to act as our financial advisor for the Offers and Consent Solicitations.

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Offers and Consent Solicitations, or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this press release is not an offer of securities for sale into the United States. The New Notes offered in the Offers have not been registered under the Securities Act or any state securities laws, and unless so registered, New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

About Accendra Health

Accendra Health, Inc. (NYSE: ACH) is a leading nationwide provider of products, technology and services that support health beyond the hospital for millions of people each year. We connect patients, providers, and insurers, delivering innovative solutions that help promote better health outcomes and improve quality of life for people living with chronic, complex health conditions. Backed by the industry-leading expertise of our Apria and Byram brands, Accendra Health is reimagining the future of home-based care.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding our expectations regarding the Offers and Consent Solicitations, the future performance and financial results of the Company’s business and other non-historical statements. Some of these statements can be identified by terms and phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. The Company cautions readers of this communication that such “forward-looking statements,” wherever they occur in this communication or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.”

Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy other conditions to completion of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on the Company’s relationships with its customers, suppliers and other third parties, as well as its operating results and business generally; the risk that the transaction will not be consummated in a timely manner; exceeding the expected costs of the transaction; and risks related to the Commitment Parties’ committed financing.

Additional factors that could cause the Company’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of our most recent Annual Report on Form 10-K for the period ended December 31, 2025, as such factors may be further updated from time to time in the Company’s other filings with the SEC. These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Investors

Will Parrish

Vice President, Strategy, Corporate Development, & Investor Relations

Investor.Relations@accendra.com

ACH-CORP

ACH-IR

SOURCE: Accendra Health, Inc.

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